Exhibit 99.1

NEWS RELEASE

Release No.

414 Union Street, Suite 2000	Contact:
Nashville, TN 37219-1711	Mary Cohn (Media Relations)
615.986.5600	615-986-5886
Fax: 615.986.5666	Mike Kinney / Becky Barckley (Investor Relations)
615-986-5600

FOR RELEASE AT 8:00 A.M. (EDT) MONDAY, FEBRUARY 6, 2006

LP Reports Fourth Quarter and Year End 2005 Profits

Nashville, TN. (February 6, 2006) - Louisiana-Pacific Corporation (LP) (NYSE: LPX) reported today fourth quarter net income of $85 million, or $0.80 per diluted share, on sales from continuing operations of $624 million. In the fourth quarter of 2004, LP’s net income was $14 million, or $0.12 per diluted share, on sales from continuing operations of $564 million. For the full year of 2005, LP reported net income of $456 million, or $4.15 per diluted share, on sales from continuing operations of $2.6 billion compared to net income of $421 million, or $3.84 per diluted share, on sales from continuing operations of $2.7 billion for the full year of 2004.

For the fourth quarter of 2005, income from continuing operations was $91 million, or $0.86 per diluted share. In the fourth quarter of 2004, LP’s income from continuing operations was $17 million, or $0.15 per diluted share.  For the full year of 2005, income from continuing operations was $476 million, or $4.34 per diluted share. For the full year of 2004, income from continuing operations was $421 million, or $3.84 per diluted share. Results for 2005 include a one-time reversal of deferred tax liabilities of $94 million (or $0.86 per diluted share) associated with the repatriation of foreign earnings as provided by the American Job Creation Act of 2004. Results for the full year of 2004 included charges primarily for the early extinguishment of debt, impairments of long-lived assets, litigation and other net operating charges totaling $92 million ($56 million after tax, or $0.51 per diluted share).

“LP grew stronger in 2005”, said Rick Frost, LP Chief Executive Officer.  “We finished the year with a very strong balance sheet.  We invested over $250 million into existing plants and new capacity through our joint ventures.  We bought back about 5.5 million shares and raised the annual dividend to a $0.50 per share rate.  LP had the safest year in our history with a total incidence rate of 1.39, and improved the quality systems across the company.  We completed the final steps of our restructuring with the sale of the Gwinn, MI sawmill and our vinyl business and the completion of our relocation to Nashville.”

Frost continued, “In the fourth quarter, we marked a significant milestone in our investment program for capacity growth and efficiency as our new Peace Valley joint-venture OSB mill, with a planned full-production annual capacity of over 800 million square feet, produced first board.   We also announced the expansion of our Chilean operations, where we will relocate a mothballed OSB mill to provide an additional 160 million square feet of annual capacity.  With the investments that we have made in the last several years and those planned for 2006, LP has the production capacity to continue to grow with our customers.”

At 11:00 a.m. EST (8:00 a.m. PST) today, LP will host a webcast on its fourth quarter 2005 financial results.  To access the live webcast and accompanying presentation, visit www.lpcorp.com and go to the “Investor Relations” section from the main menu.

LP is a premier supplier of building materials, delivering innovative, high-quality commodity and specialty products to its retail, wholesale, homebuilding and industrial customers.  Visit LP’s web site at www.lpcorp.com for additional information on the company.

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FORWARD LOOKING STATEMENTS

This news release contains statements concerning Louisiana-Pacific Corporation’s (LP) future results and performance that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The matters addressed in these statements are subject to a number of risks, uncertainties and assumptions that may cause actual results to differ materially from those projected, including, but not limited to, the effect of general economic conditions, including the level of interest rates and housing starts, market demand for the company’s products, and prices for structural products; the effect of forestry, land use, environmental and other governmental regulations; the ability to obtain regulatory approvals; and the risk of losses from fires, floods and other natural disasters. These and other factors that could cause or contribute to actual results differing materially from those contemplated by such forward-looking statements are discussed in greater detail in the company’s Securities and Exchange Commission filings.

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

FINANCIAL AND QUARTERLY DATA

(Dollar amounts in millions, except per share amounts) (Unaudited)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2005	2004	2005	2004

Net sales	$624.2	$564.4	$2,598.9	$2,730.7

Income before taxes and equity in earnings of unconsolidated affiliates	$103.1	$51.7	$536.4	$693.9

Income from continuing operations excluding (gain) loss on sale or impairment of long-lived assets, other operating credits and charges, net, loss on early extinguishment of debt and reversal of tax liabilities due to repatriation	$92.8	$23.1	$387.9	$476.4

Income from continuing operations	$91.4	$17.0	$475.8	$420.2

Net income	$85.2	$13.7	$455.5	$420.7

Net income per share - basic	$0.81	$0.12	$4.18	$3.88
- diluted	$0.80	$0.12	$4.15	$3.84
Average shares outstanding (in millions)
Basic	105.8	110.0	109.0	108.4
Diluted	106.3	111.1	109.7	109.6

Calculation of income from continuing operations excluding (gain) loss on sale or impairment of long-lived assets, other operating credits and charges, net, loss on early extinguishment of debt and reversal of tax liabilities due to repatriation:

Income from continuing operations	$91.4	$17.0	$475.8	$420.2

(Gain) loss on sale or impairment of long-lived assets	2.1	5.8	3.5	21.5
Other operating credits and charges, net	5.1	4.1	6.5	28.7
Loss on early extinguishment of debt	0.5	—	0.5	41.5
	7.7	9.9	10.5	91.7
Provision for income taxes on above items	(3.0)	(3.8)	(4.1)	(35.5)
Reversal of deferred tax liabilities due to repatriation of foreign earnings	(3.3)	—	(94.3)	—
	1.4	6.1	(87.9)	56.2

	$92.8	$23.1	$387.9	$476.4

Per share - basic	$0.88	$0.21	$3.56	$4.39
diluted	$0.87	$0.21	$3.54	$4.35

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

(Dollar amounts in millions, except per share amounts) (Unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2005	2004	2005	2004

Net Sales	$624.2	$564.4	$2,598.9	$2,730.7
OPERATING COSTS AND EXPENSES
Cost of sales	448.5	431.7	1,783.3	1,634.3
Depreciation, amortization and depletion	33.9	37.7	132.7	141.1
Selling and administrative	40.8	39.7	151.3	159.7
(Gain) loss on sale or impairment of long lived assets	2.1	5.8	3.5	21.5
Other operating credits and charges, net	5.1	4.1	6.5	28.7
Total operating costs and expenses	530.4	519.0	2,077.3	1,985.3

Income from operations	93.8	45.4	521.6	745.4

NON-OPERATING INCOME (EXPENSE)
Foreign currency exchange (loss) gain	0.2	6.8	(1.4)	9.7
Loss on early extinguishment of debt	(0.5)	—	(0.5)	(41.5)
Interest expense, net of capitalized interest	(10.5)	(15.5)	(54.6)	(65.3)
Investment income	20.1	15.0	71.3	45.6
Total non-operating income (expense)	9.3	6.3	14.8	(51.5)

Income before taxes and equity in earnings of unconsolidated affliates	103.1	51.7	536.4	693.9
Provision for income taxes	12.9	36.7	61.3	277.5
Equity in income of unconsolidated affliates	(1.2)	(2.0)	(0.7)	(3.8)

Income from continuing operations	91.4	17.0	475.8	420.2

DISCONTINUED OPERATIONS
Income (loss) from discontinued operations	(7.6)	(5.4)	(30.7)	0.7
Provision (benefit) for income taxes	(2.5)	(2.1)	(11.5)	0.2
Income (loss) from discontinued operations	(5.1)	(3.3)	(19.2)	0.5

Cumulative effect of change in accounting principle, net of tax	(1.1)	—	(1.1)	—

Net income	$85.2	$13.7	$455.5	$420.7

Net income per share of common stock (basic):
Income from continuing operations	$0.86	$0.15	$4.37	$3.88
Income (loss) from discontinued operations	(0.05)	(0.03)	(0.19)	—
Net Income - per share basic	$0.81	$0.12	$4.18	$3.88

Net income per share of common stock (diluted):
Income from continuing operations	$0.86	$0.15	$4.34	$3.84
Income (loss) from discontinued operations	(0.06)	(0.03)	(0.19)	—
Net Income - per share diluted	$0.80	$0.12	$4.15	$3.84

Average shares of stock outstanding - basic	105.8	110.0	109.0	108.4
Average shares of stock outstanding - diluted	106.3	111.1	109.7	109.6

CONDENSED CONSOLIDATED BALANCE SHEETS

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

(Dollar amounts in millions) (Unaudited)

	December 31, 2005	December 31, 2004
ASSETS
Cash and cash equivalents	$607.6	$544.7
Short-term investments	717.3	608.2
Receivables, net	146.8	185.5
Inventories	240.3	203.5
Prepaid expenses and other current assets	14.4	15.9
Deferred income taxes	—	26.7
Current portion of notes receivable from asset sales	70.8	—
Current assets of discontinued operations	—	19.6
Total current assets	1,797.2	1,604.1

Timber and timberlands	92.9	97.7

Property, plant and equipment	1,849.9	1,760.2
Accumulated depreciation	(1,065.6)	(1,009.4)
Net property, plant and equipment	784.3	750.8
Goodwill	273.5	273.5
Notes receivable from asset sales	333.0	403.8
Long-term investments	13.5	30.2
Restricted cash	55.6	65.5
Investments in and advances to affliates	211.0	132.7
Other assets	38.0	37.6
Long-term assets of discontinued operations	—	54.7
Total assets	$3,599.0	$3,450.6

LIABILITIES AND EQUITY
Current portion of long-term debt	$18.3	$178.0
Current portion of limited recourse notes payable	69.7	—
Accounts payable and accrued liabilities	243.2	250.0
Current portion of deferred tax liabilities	2.3	—
Current portion of contingency reserves	12.0	12.0
Total current liabilities	345.5	440.0

Long-term debt, excluding current portion:
Limited recourse notes payable	326.8	396.5
Other long-term debt	409.6	226.0
Total long-term debt, excluding current portion	736.4	622.5

Contingency reserves, excluding current portion	31.4	42.1
Other long-term liabilities	65.8	60.7
Deferred income taxes	377.0	517.5

Commitments and contingencies

Stockholders’ equity:
Common stock	116.9	116.9
Additional paid-in capital	435.5	440.0
Retained earnings	1,809.7	1,406.2
Treasury stock	(257.0)	(127.4)
Accumulated comprehensive loss	(62.2)	(67.9)
Total stockholders’ equity	2,042.9	1,767.8
Total liabilities and equity	$3,599.0	$3,450.6

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

(Dollar amounts in millions) (Unaudited)

	Year Ended December 31,
	2005	2004

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$455.5	$420.7
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and cost of timber harvested	135.1	145.1
Loss on sale or impairment of long-lived assets	20.7	12.3
Tax effect of exercise of stock options	3.8	13.7
Loss on early debt extinguishment	0.5	41.5
Exchange (gain) loss on remeasurement	5.6	(13.9)
Other operating charges and credits, net	(2.3)	15.2
Cash settlement of contingencies	(13.5)	(50.4)
Other adjustments, net	13.0	(13.1)
Pension payments	(20.7)	(46.4)
Pension expense	12.4	14.6
(Increase) decrease in receivables	45.8	(47.0)
Increase in inventories	(14.4)	(26.0)
(Increase) decrease in prepaid expenses	3.6	(5.0)
Decrease in accounts payable and accrued liabilities	(17.2)	(0.3)
Increase (decrease) in deferred income taxes	(113.9)	140.5
Net cash provided by operating activities	514.0	601.5

CASH FLOWS FROM INVESTING ACTIVITIES:
Property, plant and equipment additions	(173.7)	(147.7)
Proceeds from asset sales	53.4	40.4
Investment in joint ventures	(83.9)	(32.0)
Proceeds from sales of investments	3,724.8	1,960.4
Cash paid for purchase of investments	(3,813.9)	(2,598.1)
Decrease in restricted cash under letters of credit	9.9	45.2
Other investing activities, net	1.9	3.4
Net cash used in investing activities	(281.5)	(728.4)

CASH FLOWS FROM FINANCING ACTIVITIES:
New borrowings	202.2	—
Repayment of revolving credit facilities	—	(6.0)
Repayment of long-term debt	(178.1)	(260.0)
Sale of common stock under equity plans	11.7	41.2
Payment of cash dividends	(52.0)	(32.6)
Purchase of treasury stock	(150.6)	(2.0)
Other financing activites, net	(0.8)	(1.6)
Net cash used in financing activities	(167.6)	(261.0)

EFFECT OF EXCHANGE RATE ON CASH AND CASH EQUIVALENTS:	(2.0)	6.7

Net increase (decrease) in cash and cash equivalents	62.9	(381.2)
Cash and cash equivalents at beginning of period	544.7	925.9

Cash and cash equivalents at end of period	$607.6	$544.7

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

SELECTED SEGMENT INFORMATION

(Dollar amounts in millions) (Unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2005	2004	2005	2004

Net sales:
OSB	$387.4	$320.2	$1,560.4	$1,749.0
Siding	103.8	104.3	453.5	430.7
Engineered Wood Products	100.8	102.8	431.4	399.4
Other	35.1	38.6	163.7	161.6
Less: Intersegment sales	(2.9)	(1.5)	(10.2)	(10.0)
	$624.2	$564.4	$2,598.8	$2,730.7

Operating profit (loss):
OSB	$111.9	$67.9	$528.4	$829.7
Siding	4.7	7.0	45.2	51.9
Engineered Wood Products	8.5	3.8	34.0	7.2
Other	1.0	4.7	13.0	14.7
Other operating credits and charges, net	(5.1)	(4.1)	(6.5)	(28.7)
Gain (loss) on sales of and impairment of on long lived assets	(2.1)	(5.8)	(3.5)	(21.5)
General corporate and other expenses, net	(23.9)	(26.1)	(88.3)	(104.1)
Early extinguishment of debt	(0.5)	—	(0.5)	(41.5)
Foreign currency gains (losses)	0.2	6.8	(1.4)	9.7
Investment income (interest expense), net	9.6	(0.5)	16.7	(19.7)
Income from operations before taxes	104.3	53.7	537.1	697.7
Provision (benefit) for income taxes	12.9	36.7	61.3	277.5
Income from continuing operations	$91.4	$17.0	$475.8	$420.2

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

NOTES TO FINANCIAL DATA

(Dollar amounts in millions, except per share amounts) (Unaudited)

1.               Results of operations for interim periods are not necessarily indicative of results to be expected for an entire year.

2.               The major components of  “Other operating credits and charges, net” in the Consolidated Statements Of Income for the quarter and year ended December 31 and are reflected in the table below and are described in the paragraph following the table:

	2005		2004
Quarter Ended December 31,	Pre-tax	After tax	Pre-tax	After tax
Charges associated with the corporate relocation	$(0.4)	$(0.2)	$(2.4)	$(1.5)
Revisions to environmental contingencies reserves	(1.4)	(0.9)	—	—
Net additions to product related warranty reserves	(4.0)	(2.5)	—	—
Charges associated with CEO retirement	—	—	(2.4)	(1.5)
Other	0.7	0.4	0.7	0.4
	$(5.1)	$(3.2)	$(4.1)	$(2.6)

	2005		2004
Year Ended December 31,	Pre-tax	After tax	Pre-tax	After tax
Revisions to environmental contingency reserves	$(1.4)	$(0.9)	$2.8	$1.7
Charges associated with the corporate relocation	(2.8)	(1.7)	(12.5)	(7.7)
Recovery related to assets and liabilities transferred under contractual arrangement	1.0	0.6	—	—
Net additions to product related warranty reserves	(4.0)	(2.5)	—	—
Charges associated with CEO retirement	—	—	(13.1)	(8.0)
Increase in litigation reserves	—	—	(6.0)	(3.7)
Other	0.7	0.4	0.1	0.1
	$(6.5)	$(4.1)	$(28.7)	$(17.6)

In the first quarter of 2004, LP recorded a gain of $1.7 million  ($1.0 after taxes, or $0.01 per diluted share) associated with a reduction in environmental reserves in relation to our former Alaska operations, a charge of $6.0 million ($3.7 million after taxes, or $0.03 per diluted share) for an increase in litigation reserves due to an adverse court ruling and a charge of  $2.0 million ($1.2 million after taxes, or $0.01 per diluted share) associated with the relocation and consolidation of LP’s corporate offices to Nashville, Tennessee.

In the second quarter of 2004, LP recorded a charge of $2.4 million ($1.5 million after taxes, or $0.01 per diluted share) associated with the relocation and consolidation of LP’s corporate offices to Nashville, Tennessee.

In the third quarter of 2004, LP recorded a charge of  $5.1 million ($3.1 million after taxes, or $0.03 per diluted share) associated with the relocation and consolidation of LP’s corporate offices to Nashville, Tennessee, a charge of $10.7 million ($6.6 million after taxes, or $0.06 per diluted share) associated with certain compensation arrangements impacted by Mr. Suwyn’s retirement and a gain of $0.4 million  ($0.2 million after taxes, or $0.00 per diluted share) associated with a reduction in environmental reserves in relation to our former Alaska operations.

In the fourth quarter of 2004, LP recorded a charge of $2.4 million ($1.5 million after taxes, or $0.01 per diluted share) associated with the relocation and consolidation of LP’s corporate offices to Nashville, Tennessee, a charge of $2.4 million ($1.5 million after taxes, or $0.01 per diluted share) associated with certain compensation arrangements impacted by Mr. Suwyn’s retirement and a gain of $0.6 million  ($0.4 million after taxes, or $0.00 per diluted share) associated with a reduction in environmental reserves in relation to our former Alaska operations.

In the first quarter of 2005, LP recorded a gain of $0.9 million ($0.6 million after taxes, or $0.01 per diluted share) associated with the recovery of a previous loss associated with the sale of the Samoa, California pulp mill and a charge of $0.6 million ($0.4 million after taxes, or $0.00 per diluted share) associated with the relocation and consolidation of LP’s corporate offices to Nashville, Tennessee.

In the second quarter of 2005, LP recorded a charge of $1.5 million ($0.9 million after taxes, or $0.01 per diluted share) associated with the relocation and consolidation of LP’s corporate offices to Nashville, Tennessee.

In the third quarter of 2005, LP recorded a charge of $0.3 million ($0.2 million after taxes, or $0.00 per diluted share) associated with the relocation and consolidation of LP’s corporate offices to Nashville, Tennessee.

In the fourth quarter of 2005, LP recorded a charge of $0.4 million ($0.2 million after taxes, or $0.00 per diluted share) associated with the relocation and consolidation of LP’s corporate offices to Nashville, Tennessee, a charge of $1.4 million ($0.9 million after taxes, or $0.01 per diluted share) for environmental related reserves associated with a facility that was previously held for sale and a net charge of $4.0 million ($2.5 million after taxes, or $0.02 per diluted share) associated with product related warranty reserves associated with products that LP no longer manufacturers.

3.               Gain (Loss) on Sale or Impairment of Long-Lived Assets:

The major components of “Gain (loss) on sale or impairment of long-lived assets” in the Consolidated Statements Of Income for the quarter and year ended December 31 are reflected in the table below and are described in the paragraphs following the tables:

	2005		2004
Quarter Ended December 31,	Pre-tax	After tax	Pre-tax	After tax
Gain (loss) on other long-lived assets, net	$(0.4)	$(0.2)	$(1.1)	$(0.7)
Impairment charges on fixed assets	(1.7)	(1.0)	(4.7)	(2.9)
	$(2.1)	$(1.2)	$(5.8)	$(3.6)

	2005		2004
Year Ended December 31,	Pre-tax	After tax	Pre-tax	After tax
Gain (loss) on other long-lived assets, net	$(1.6)	$(1.0)	$(0.6)	$(0.4)
Impairment charges on fixed assets	(1.9)	(1.2)	(20.9)	(12.8)
	$(3.5)	$(2.2)	$(21.5)	$(13.2)

In the first quarter of 2004, LP recorded a loss of $9.7 million ($6.0 million after taxes, or $0.05 per diluted share) on the cancellation of a capital project to build a veneer mill in British Columbia and a charge of $3.2 million ($2.0 million after taxes, or $0.02 per diluted share) for impairment of timber rights associated with a cedar mill in British Columbia, Canada to reduce the book value to the estimated realizable sales value.

In the third quarter of 2004, LP recorded a loss of $2.8 million ($1.7 million after taxes, or $0.02 per diluted share) on a non-operating OSB mill, $0.5 million ($0.3 after taxes, or $0.00 per diluted share) of additional expense associated with the cancellation of a capital project to build a veneer mill in British Columbia to reduce the asset values to the net realizable sale price and a gain of $0.6 million ($0.4 million after taxes, or $0.00 per diluted share) associated with the sale of certain other assets.

In the fourth quarter of 2004, LP recorded a loss of $4.7 million ($2.9 million after taxes, or $0.03 per diluted share) on write off of capitalized interest associated with facilities which were sold or closed in prior years and a loss of $1.1 million ($0.7 million after taxes, or $0.00 per diluted share) associated with the sale of certain other assets.

In the second quarter of 2005, LP reversed $1.2 million of an impairment charge recorded in the first quarter of 2004 due to management’s decision to retain and operate certain timber tenure rights previously classified as discontinued operations.

In the third quarter of 2005, LP recorded an impairment charge of $1.4 million ($0.9 million after taxes, or $0.01 per diluted share) associated with land and buildings previously held for sale.

In the fourth quarter of 2005, LP recorded a loss of $1.7 million ($1.0 million after taxes, or $0.01 per diluted share) on impairment of idle assets.

4.              Income Taxes

	Quarter Ended December 31,		Year Ended December 31,
	2005	2004	2005	2004
Income from continuing operations	$104.3	$53.7	$537.1	$697.7
Income (loss) from discontinued operations	(7.6)	(5.4)	(30.7)	0.7
Cumulative effect of change in accounting principle	(1.8)	—	(1.8)	—
	94.9	48.3	504.6	698.4
Total tax provision before effect of repatriation	13.0	34.6	143.4	277.7
After-tax income before repatriation	81.9	13.7	361.2	420.7
Effect of repatriation	(3.3)	—	(94.3)	—
Net income	$85.2	$13.7	$455.5	$420.7

Accounting standards require that the estimated effective income tax rate (based upon estimated annual amounts of taxable income and expense) by income component for the year be applied to year-to-date income or loss at the end of each quarter. At year end, the income tax accrual is adjusted to the latest estimate and the difference from the previously accrued year-to-date balance is adjusted to the current quarter.  For the year ended December 31, 2005, the primary differences between the U.S. statutory rate of 35% and the effective rate on continuing operations relate to the recognition of the manufacturing deduction enacted with the American Jobs Creation Act of 2004, interest deductible for income tax purposes that is eliminated in the consolidation process and the reversal of previously accrued taxes no longer needed because of the repatriation (discussion below). For the year ended December 31, 2004, the primary differences between the U.S. statutory rate of 35% and the effective rate on continuing operations relate to non-taxable foreign currency exchange gains on certain intercompany debt that is denominated in Canadian dollars, state income taxes and a significant portion of income that is taxed in foreign jurisdictions at lower tax rates.

During the fourth quarter, LP completed its plans to repatriate accumulated earnings from its Canadian subsidiaries to the US under the provisions of the Homeland Investment Act.  LP repatriated approximately $517 million of Canadian earnings in the fourth quarter and will pay approximately $28 million in US federal and state income taxes with respect to the distribution and an additional $22 million, net of tax benefit, in Canadian withholding taxes. Based upon LP’s Canadian subsidiary’s earnings in the fourth quarter, LP was able recognize an additional benefit of $3.3 million.

The components and associated effective income tax rates applied to each period are as follow:

	Quarter Ended December 31,
	2005		2004
	Tax Provision	Tax Rate	Tax Provision	Tax Rate
Continuing operations	$16.2	14%	$36.7	68%
Effect of Repatriation	(3.3)		—
Provision on continuing operations	12.9		36.7

Discontinued operations	(2.5)	38%	(2.1)	39%
Cumulative effect of change in accounting principle	(0.7)	39%	—
	$9.7	10%	$34.6	72%

	Year Ended December 31,
	2005		2004
	Tax Provision	Tax Rate	Tax Provision	Tax Rate
Continuing operations	$155.6	29%	$277.5	40%
Effect of Repatriation	(94.3)		—
Provision on continuing operations	61.3		277.5

Discontinued operations	(11.5)	37%	0.2	38%
Cumulative effect of change in accounting principle	(0.7)	39%	—
	$49.1	10%	$277.5	43%

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

SUMMARY OF PRODUCTION VOLUMES

	Quarter Ended December 31,		Year Ended December 31,
	2005	2004	2005	2004

Oriented strand board, million square feet 3/8” basis	1,354	1,303	5,527	5,488

Oriented strand board, million square feet 3/8” basis (produced by wood-based siding mills)	26	35	76	59

Wood-based siding, million square feet 3/8” basis	220	250	963	1,033

Engineered I-Joist, million lineal feet	21	19	92	89

Laminated veneer lumber (LVL), thousand cubic feet	2,532	2,839	11,184	11,860

Composite Decking, million lineal feet	9	11	46	40